UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

OPHTHOTECH CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 19th Floor
New York, New York 10119
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 845-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On June 29, 2018, Ophthotech Corporation (the “Company”) entered into a Sixth Amendment of Lease (the “Sixth Lease Amendment”) with One Penn Plaza LLC, as landlord, amending the Lease Agreement, dated as of September 30, 2007, between the Company and One Penn Plaza LLC, as previously supplemented and amended (as so supplemented and amended, the “Lease”).  The Sixth Lease Amendment provides for an extension to the existing Lease at One Penn Plaza in New York City, New York.  The Lease, as extended, will now expire at the end of June 2020. The Company intends to continue to use the office space leased under the Lease for corporate and clinical operations. The fixed rent fees, which include utility costs, over the extended term of the Lease from January 2019 through June 2020 are approximately $992,000 per annum (approximately $83,000 per month).  The Company is also liable for taxes and other charges related to the leased premises.  The Company previously provided the landlord with a letter of credit in an amount of approximately $138,000 to secure the Company’s obligations under the Lease.
The Company expects to file the Sixth Lease Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2018. The foregoing description is qualified in its entirety by reference to the complete text of the Sixth Lease Amendment when filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: July 5, 2018	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer

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